Exhibit 99.1

For further information contact:

Investor Relations:

Jesse Jenkins

901.597.8259

Jesse.Jenkins@servicemaster.com

Media:

James Robinson

901.597.7521

James.Robinson@servicemaster.com

ServiceMaster Global Holdings to Become Terminix Global Holdings, Change Ticker Symbol to TMX

•	Brett Ponton officially begins as CEO
•	Naren Gursahaney continues role as Chairman of Board of Directors

MEMPHIS, TENN. — September 15, 2020  —ServiceMaster Global Holdings, Inc. (NYSE: SERV), a leading provider of essential services to residential and commercial customers, today announced that the company will change its name to Terminix Global Holdings, Inc., and change its NYSE ticker symbol to ‘TMX’, immediately upon the closing of the sale of its ServiceMaster Brands segment, and associated names and trademarks, to Roark Capital, an affiliate of investment funds managed by Roark Capital Management LLC, expected within the next 30 days.

The company also announced the official start of its new chief executive officer, Brett Ponton, effective today. Naren Gursahaney will continue his role as non-executive Chairman of the Board of Directors following his service as interim chief executive officer over the past eight months.

“I am excited to join the Terminix team,” said CEO Brett Ponton. “People are at the heart of this great business and leading brand, and I look forward to working closely with our executive leadership team, field managers, and customer-facing employees, as I learn the operating procedures, culture and key customer dynamics that are so important to our success. As a pure-play pest control company we will greatly enhance our customer focus through service excellence, retention improvement, and performance consistency, that will ultimately lead to increased shareholder value.”

In conjunction with the NYSE ticker change, the associated CUSIP number will change to 88087E100. For more information about ServiceMaster, Terminix and the expected transaction, visit investors.servicemaster.com. A new site, investors.terminix.com, will also launch soon after close of the sale.

About ServiceMaster

ServiceMaster Global Holdings, Inc. is a leading provider of termite and pest control, cleaning and restoration services in both the residential and commercial markets, operating through an extensive service network of more than 8,000 company-owned locations and franchise and license agreements. The Company’s portfolio of well-recognized brands includes AmeriSpec (home inspections), Copesan (commercial national accounts pest management), Furniture Medic (cabinet and furniture repair), Merry Maids (residential cleaning), Nomor (European pest control), ServiceMaster Clean (health-based commercial cleaning), ServiceMaster Restore (restoration and reconstruction), Terminix (termite and pest control), and Terminix Commercial (commercial termite and pest control). The Company is headquartered in Memphis, Tenn. Go to servicemaster.com for more information about ServiceMaster or follow the Company at LinkedIn.com/Company/ServiceMaster,  Twitter.com/ServiceMaster or  Facebook.com/ServiceMaster.

About Terminix

Terminix is a leading provider of residential and commercial pest control. Headquartered in Memphis, Tenn. Terminix services approximately 2.8 million customers in 24 countries and territories. Terminix provides pest control services and protection against termites, mosquitoes, rodents and other pests. Terminix is a business unit of ServiceMaster Global Holdings, Inc. (NYSE: SERV), a leading provider of essential residential and commercial services. To learn more about Terminix, visit Terminix.com.

Information Regarding Forward-Looking Statements

This press release contains forward-looking statements and cautionary statements. Forward-looking statements can be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “shall,” “should,” “would,” “could,” “seeks,” “aims,” “projects,” “is optimistic,” “intends,” “plans,” “estimates,” “anticipates” or other comparable terms. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control, including, without limitation, the risks and uncertainties discussed in the “Risk Factors” and “Information Regarding Forward-Looking Statements” sections in the Company’s reports filed with the U.S. Securities and Exchange Commission. Such risks, uncertainties and changes in circumstances include, but are not limited to: the possibility that regulatory and other conditions to the sale of our ServiceMaster Brands businesses are not received or satisfied on a timely basis or at all, and the possibility of changes in the anticipated timing for closing the sale; the possibility that we may not fully realize the projected benefits of the sale; business disruption during the pendency of or following the sale; the impact of reserves attributable to pending Litigated and Non-Litigated Claims for terminate damages; the impact of COVID-19 on our operations; lawsuits, enforcement actions and other claims by third parties or governmental authorities; compliance with, or violation of environmental health and safety laws and regulations; weakening general economic conditions; weather conditions and seasonality; the success of our business strategies, and costs associated with restructuring initiatives. We caution you that forward-looking statements are not guarantees of future performance or outcomes and that actual performance and outcomes, including, without limitation, our actual results of operations, financial condition and liquidity, and the development of the market segments in which we operate, may differ materially from those made in or suggested by the forward-looking statements contained in this press release. The Company assumes no obligation to update the information contained herein, which speaks only as of the date hereof.

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